EXHIBIT 99.2

Teva to Acquire Emalex Biosciences, Adding NDA-Ready, First-in-Class Therapy to Neuroscience Pipeline and Accelerating Teva’s Pivot to Growth Strategy

  Ecopipam, Emalex’s investigational asset for pediatric Tourette syndrome (TS), is a first-in-class selective dopamine D1 receptor antagonist with FDA Orphan Drug and Fast Track designations.
  The late-stage program in a high-need, specialized area of neuroscience expands Teva’s innovative medicines pipeline, aligns with commercial strengths and supports both near- and long-term growth.
  Upon closing, Emalex shareholders to receive $700 million in cash with the possibility of up to an additional $200 million in commercial milestone payments, as well as net sales-based royalties, subject to regulatory approval

PARSIPPANY, N.J. and CHICAGO, April 29, 2026 (GLOBE NEWSWIRE) -- Teva Pharmaceuticals, a U.S. affiliate of Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA), and Emalex Biosciences (“Emalex”) today announced a definitive agreement for Teva to acquire Emalex, including its lead asset, ecopipam. The positive Phase 3 data of ecopipam in children with Tourette syndrome demonstrated statistically significant results on the study’s primary efficacy endpoint, and the NDA submission is anticipated in 2H 2026.

Upon closing, Teva will pay $700 million, and Emalex’s shareholders will be eligible to receive up to $200 million based on future commercial milestones as well as royalties on global net sales of ecopipam, subject to regulatory approval.

“This is a prime example of our Pivot to Growth strategy in action, advancing focused, capital-efficient agreements that expand our late-stage innovative pipeline and commercial portfolio, while delivering on our unrelenting commitment to patients,” said Richard Francis, President and Chief Executive Officer of Teva. “There is a real unmet need in Tourette syndrome, and families deserve additional options that can help manage symptoms while minimizing side effects. With our deep neuroscience expertise, we are well-positioned to advance this first-in-class investigational compound.”

Ecopipam is a registration-ready selective dopamine D1 receptor antagonist for the treatment of pediatric Tourette syndrome. Currently approved Tourette syndrome medications act primarily on D2 receptors.

Eric Messner, Chief Executive Officer of Emalex, said, “This moment reflects years of focused work to advance a first-in-class therapy for patients with Tourette syndrome who need better options. I’m deeply grateful to the Emalex team for the rigor and urgency they’ve brought to this program, and to the patients, families, and investigators who made this progress possible. Teva’s global scale and neuroscience leadership position will help ecopipam reach patients as quickly and broadly as possible, which is our goal.”

Paragon Biosciences, which founded Emalex, creates, builds and funds innovative biology-based companies.

“We built Emalex around a clear patient need and advanced ecopipam to late-stage readiness with speed and precision. At Paragon, we take companies with proven science and a clear path to patients, then choose the fastest way to reach them. Teva brings the scale and neuroscience expertise to execute globally and accelerate access for patients,” said Jeff Aronin, Paragon Biosciences CEO and Emalex Chairman.

Teva is hosting its quarterly earnings call today, April 29, 2026, at 8:00 a.m. EDT, [link] to share its Q1 2026 financial results. During that call, Teva will also discuss this acquisition.

The transaction is subject to customary closing conditions, including receipt of necessary regulatory approvals, and is currently anticipated to close by Q3 2026. Teva will fund the upfront payment using cash on hand. Teva intends to mitigate the near-term margin dilutive impact of this acquisition and remains on track to meet its 2027 financial targets.

About Tourette Syndrome
Tourette syndrome is a chronic, childhood-onset neurodevelopmental disorder characterized by involuntary motor and vocal tics. It begins in childhood, often between 5 and 10 years old. For people living with Tourette syndrome, symptoms can be frequent, visible, and disruptive, affecting everyday life. Current treatment approaches can help, but many patients still do not get the level of control they need, or are limited by side effects, underscoring the need for additional options.

In the U.S., ecopipam has Orphan Drug designation for pediatric patients with Tourette syndrome. Orphan Drug designation is reserved for patient populations of 200,000 or fewer. A substantial proportion of people with TS experience moderate to severe symptoms. While FDA-approved and off-label medicines are used today, many patients and families still need additional options.

About ecopipam
Ecopipam is a first-in-class investigational compound studied as a potential treatment for certain central nervous system disorders. It is designed to block dopamine signaling at the D1 receptor. The D1 receptor family includes subtypes D1 and D5. D1 receptor hypersensitivity may contribute to repetitive and compulsive behaviors associated with Tourette syndrome.

Ecopipam has received Orphan Drug and Fast Track designations from the FDA for the treatment of pediatric patients with Tourette syndrome. Emalex announced the results of the Phase 3 Tourette Syndrome Study of ecopipam last year. The primary efficacy endpoint in the study was time to relapse for pediatric patients following randomization to ecopipam or placebo. The topline data showed statistical significance between ecopipam and placebo for the primary efficacy endpoint in pediatric patients (p = 0.0084). Ecopipam was generally well tolerated in the study and the most common adverse events related to ecopipam therapy were somnolence (10.2%), insomnia (7.4%), anxiety (6.0%), fatigue (5.6%), and headache (5.1%).

Advisors
Evercore served as financial advisor and Faegre Drinker served as legal advisor to Teva. Centerview Partners LLC and PHCP, LLC served as financial advisors and Bradley Arant Boult Cummings, LLP, served as legal advisor to Emalex.

About Teva
Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) is transforming into a leading innovative biopharmaceutical company, enabled by a world-class generics business. For over 120 years, Teva’s commitment to bettering health has never wavered. From innovating in the fields of neuroscience and immunology to providing complex generic medicines, biosimilars and pharmacy brands worldwide, Teva is dedicated to addressing patients’ needs, now and in the future. At Teva, We Are All In For Better Health. To learn more about how, visit www.tevapharm.com.

About Emalex
Emalex Biosciences was created by Paragon Biosciences to develop new treatments for central nervous system disorders. The company is advancing a new class of therapy for patients with Tourette syndrome and other conditions with limited treatment options.

About Paragon Biosciences
Paragon Biosciences, founded by Jeff Aronin, creates, builds and funds innovative biology-based companies. Its portfolio companies advance scientific breakthroughs aimed at addressing significant unmet medical needs. Learn more at https://www.paragonbiosci.com.

Paragon Media Inquiries:
Sheridan Chaney
312.847.1323
sc@paragonbiosci.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause Teva’s future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, you can identify these forward-looking statements by the use of words such as “should,” “expect,” “anticipate,” “developing,” “target,” “may,” “expand,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression in connection with any discussion of future performance. Important factors that could cause or contribute to such differences include risks and uncertainties relating to: the ability of the parties to consummate the proposed transaction in a timely manner or at all; the ability of the parties to satisfy the closing conditions under the merger agreement for the proposed transaction; potential delays in consummating the proposed transaction; our ability to successfully meet the payment obligations under the agreement with Emalex; our ability to successfully develop, obtain regulatory approval for and commercialize ecopipam; our ability to successfully compete in the marketplace including our ability to develop and commercialize ecopipam and additional pharmaceutical products; our ability to successfully execute our Pivot to Growth strategy, including to expand our innovative and biosimilar medicines pipeline and profitably commercialize the innovative medicines and biosimilar portfolio, whether organically or through business development, and to execute on our organizational transformation and to achieve expected cost savings; our significant indebtedness, which may limit our ability to incur additional indebtedness, engage in additional transactions or make new investments; and other factors discussed in this press release and in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Reports on Form 10-Q, including in the section captioned “Risk Factors” and Cautionary Note Regarding Forward Looking Statements.” Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements.